Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BSQUARE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	91-1650880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 110th Avenue NE, Suite 200

Bellevue, Washington 98004

(Address of Principal Executive Offices) (Zip Code)

FOURTH AMENDED AND RESTATED STOCK PLAN

(Full title of the plan)

Brian T. Crowley

President and Chief Executive Officer

110 110th Avenue NE, Suite 200

Bellevue, Washington 98004

(Name and address of agent for service)

(425) 519-5900

(Telephone number, including area code, of agent for service)

Copies to:

Mark F. Worthington, Esq.

Summit Law Group, PLLC

315 Fifth Avenue South, Suite 1000

Seattle, Washington 98104

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value per share	375,000 (2)	$2.88 (3)	$1,080,000	$123.77
TOTALS	375,000		$1,080,000	$123.77

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of the registrant’s common stock that become issuable under the registrant’s Fourth Amended and Restated Stock Plan (which amended and restated in its entirety the Company’s Third Amended and Restated Stock Plan effective as of June 13, 2012) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of common stock.
(2)	Represents additional shares of common stock available for issuance under the Fourth Amended and Restated Stock Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act based upon the average of the high and low sales price of the common stock on August 30, 2012, as reported on the Nasdaq Global Market.

EXPLANATORY NOTE UNDER GENERAL INSTRUCTION E

REGISTRATION OF

ADDITIONAL SECURITIES AND INCORPORATION BY REFERENCE

This registration statement registers 375,000 additional shares of the registrant’s common stock authorized for issuance under the registrant’s Fourth Amended and Restated Stock Plan, as a result of the operation of the “evergreen” provision contained in the Third Amended and Restated Stock Plan.1 The additional shares are of the same class as other securities relating to the Third Amended and Restated Plan for which the registrant’s previous registration statements on Form S-8 (File No. 333-89333, File No. 333-70210, File No. 333-90848, File No. 333-114104, File No. 333-116279, File No. 333-162925, File No. 333-166804 and File No. 333-172904) are effective. These previous registration statements on Form S-8 (File No. 333-89333, File No. 333-70210, File No. 333-90848, File No. 333-114104, File No. 333-116279, File No. 333-162925, File No. 333-166804 and File No. 333-172904), including any amendments thereto or filings incorporated therein, are incorporated by reference into this registration statement pursuant to General Instruction E, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this registration statement.

(1)	The Fourth Amended and Restated Plan amended and restated the Third Amended and Restated Plan to, among other things, eliminate the “evergreen” provision for future years.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The registrant hereby incorporates by reference in this registration statement the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

(a) The registrant’s Annual Report on Form 10-K filed with the Commission on February 23, 2012;

(b) The registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 9, 2012;

(c) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2011; and

(d) The description of the registrant’s common stock contained in the Registration Statement on Form 8-A filed with the Commission on October 15, 1999 (File No. 000-27687), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

Item 8.	Exhibits.

See the attached Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 31st day of August, 2012.

BSQUARE CORPORATION (Registrant)

By:	/S/ BRIAN T. CROWLEY
Brian T. Crowley President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Brian T. Crowley and Scott C. Mahan, or either of them, his true and lawful attorney-in-fact and agent, with the power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and his agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 31st day of August, 2012.

Signature	Title

/s/ BRIAN T. CROWLEY Brian T. Crowley	President and Chief Executive Officer, Director (Principal Executive Officer)

/s/ SCOTT C. MAHAN Scott C. Mahan	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ ELLIOTT H. JURGENSEN, JR. Elliott H. Jurgensen, Jr.	Chairman of the Board of Directors

/s/ ELWOOD D. HOWSE, JR. Elwood D. Howse, Jr.	Director

/s/ SCOT E. LAND Scot E. Land	Director

/s/ WILLIAM D. SAVOY William D. Savoy	Director

/s/ KENDRA A. VANDERMEULEN Kendra A. VanderMeulen	Director

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Fourth Amended and Restated Stock Plan (incorporated by reference to Exhibit 10.19 filed with the registrant’s Quarterly Report on Form 10-Q filed on August 9, 2012)

5.1	Opinion of Summit Law Group, PLLC

23.1	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm

23.2	Consent of Summit Law Group, PLLC (included in opinion filed as Exhibit 5.1)

24.1	Power of attorney (included on the signature page to this registration statement)